UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 30, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definite Agreement.

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”). On September 23, 2019, the Debtors filed a First Amended Joint Chapter 11 Plan of Reorganization (as may be further amended, modified or supplemented from time to time, the “Proposed Plan”).

Also as previously disclosed, the Corporation has separately entered into Chapter 11 Plan Backstop Commitment Letters (the “Backstop Commitment Letters”) with each of the entities set forth in Schedule I to Exhibit 10.1 of the Debtors’ Form 8-K dated September 30, 2019 (the “Backstop Parties”), under which the Backstop Parties have severally committed to fund up to $14 billion of proceeds to finance the Proposed Plan through the purchase of common stock of the Corporation, subject to the terms and conditions set forth in each Backstop Commitment Letter (such commitments, the “Backstop Commitments”).

Also as previously disclosed, the Debtors entered into a Restructuring Support Agreement dated as of September 22, 2019 with certain holders of insurance subrogation claims, which was subsequently amended on October 24, 2019 (as amended, the “RSA”).

Each Backstop Commitment Letter provides that if the Bankruptcy Court does not approve the RSA on or prior to October 31, 2019 (the “RSA Approval Deadline”), then (i) the Wildfire Claims Cap (as defined in each Backstop Commitment Letter) will be reduced to $17.9 billion (without counting wildfire-related claims that are approved by the California Public Utilities Commission for recovery or pass-through against such cap), which cap may be adjusted upward for wildfire-related claims consisting of professional fees that the Bankruptcy Court (or the U.S. District Court for the Northern District of California, if applicable) determines to be reasonable, and (ii) the Proposed Plan must be amended to remove any provisions related to the RSA and the settlement with the insurance subrogation claimholders.

As of October 30, 2019, the Debtors have received consents from the holders of a majority of the Backstop Commitments to amend their Backstop Commitment Letters to extend the RSA Approval Deadline from October 31, 2019 to November 20, 2019.  Accordingly, the RSA Approval Deadline under each Backstop Commitment Letter is now November 20, 2019. The Bankruptcy Court is expected to hold a hearing on November 13, 2019 to determine whether it will approve the RSA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: October 31, 2019	By:	/s/ JASON P. WELLS
Name: Jason P. Wells
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: October 31, 2019	By:	/s/ DAVID S. THOMASON
Name: David S. Thomason
Title: Vice President, Chief Financial Officer and Controller